UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 4, 2007, ImmunoGen, Inc. (Nasdaq: IMGN) issued a press release on information reported at the 43rd American Society of Clinical Oncology (ASCO) Annual Meeting taking place in Chicago, Illinois, June 1-5, 2007. The information reported included clinical findings with three compounds that are in human testing that make use of the Company’s Tumor-Activated Prodrug (TAP) technology: huC242-DM4 and huN901-DM1, in development by ImmunoGen, and trastuzumab-DM1, in development by the Company’s collaborator, Genentech.

Among the information reported was that four of ten patients that received 2.4 or 3.6 mg/kg of trastuzumab-DM1, dosed once every three weeks, had an objective response. These patients all had HER2-expressing metastatic breast cancer that had progressed on a chemotherapy regimen that included Herceptin® (trastuzumab). At the ASCO meeting, Genentech disclosed that they will be initiating a Phase II trial with trastuzumab-DM1 in HER2-expressing metastatic breast cancer. Interim findings were reported from the Company’s huC242-DM4 Phase I trial and huN901-DM1 Study 001. The press release noted that the Company expects to begin Phase II evaluation of its huC242-DM4 compound in June/July 2007 and that study center initiation is underway. It also noted that the Company expects to disclose the next steps in the development of its huN901-DM1 compound later in 2007.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Herceptin® is a registered trademark of Genentech.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 5, 2007	/s/ Daniel M. Junius
Daniel M. Junius
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated June 4, 2007